UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

BIOLASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36385	87-0442441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270
Lake Forest, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 361-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The NASDAQ Stock Market LLC
(NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2021, BIOLASE, Inc., a Delaware corporation (the “Company”), entered into the Eighth Amendment to Credit Agreement (the “Eighth Amendment”) with SWK Funding LLC (“SWK”), in connection with that certain Credit Agreement (the “Credit Agreement”), by and among the Company, SWK, and the lender parties thereto.

The Eighth Amendment amends the Credit Agreement by providing for a new maturity date of May 31, 2025, reducing the effective interest rate on the Credit Agreement by 200 basis points, and deleting the definitions of “Key Person” and “Key Person Event.” In addition, the Eighth Amendment amends minimum aggregate revenue requirements at the end of certain periods, to the extent that liquid assets are less than $7,500,000, as follows:

Minimum LTM Aggregate Revenue as of the end of:
Six (6) month period ending Q4 2021	$19,000,000
Nine (9) month period ending Q1 2022	$30,000,000
Twelve (12) month period ending Q2 2022	$37,000,000
Twelve (12) month period ending Q3 2022	$38,000,000
Twelve (12) month period ending Q4 2022 and each Fiscal Quarter thereafter	$40,000,000

In addition, the Eighth Amendment amends the Credit Agreement by providing for minimum EBITDA requirements at the end of certain periods, to the extent that liquid assets are less than $7,500,000, as follows:

Minimum LTM EBITDA as of the end of:
Six (6) month period ending Q4 2021	$500,000
Nine (9) month period ending Q1 2022	-($1,000,000)
Twelve (12) month period ending Q2 2022	-($1,000,000)
Twelve (12) month period ending Q3 2022	-($1,000,000)
Twelve (12) month period ending Q4 2022 and each Fiscal Quarter thereafter	$1

The Eighth Amendment contains representations, warranties, covenants, releases, and conditions customary for a credit agreement amendment of this type.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 23, 2021, the Company received a written letter (the “Extension Notice”) from Listing Qualifications Staff of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that Nasdaq has granted the Company an additional 180 calendar days, or until May 23, 2022 (the “Extension Period”), to regain compliance with the requirement for the Company’s common stock to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Extension Notice has no immediate effect on the continued listing status of the Company’s common stock on the Nasdaq Capital Market. The Company’s common stock remains listed on the Nasdaq Capital Market.

As previously disclosed on the Current Report on Form 8-K filed on May 24, 2021 with the Securities and Exchange Commission, the Company received a written notification from Nasdaq notifying the Company that it had failed to comply with the Minimum Bid Price Requirement because the bid price for the Company’s common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement for continued listing. The notification had no immediate effect on the listing or trading of the common stock on the Nasdaq Capital Market. The Company initially had a period of 180 calendar days, or until November 22, 2021, to regain compliance with the Minimum Bid Price Requirement.

If at any time before May 23, 2022, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated by May 23, 2022, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

The Company will continue to monitor the bid price for its common stock and consider various options available to it if its common stock does not trade at a level that is likely to regain compliance. These options include effecting a reverse stock split. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement or maintain compliance with any of the other Nasdaq continued listing requirements.

A copy of a press release announcing the above is filed as Exhibit 99.1 to this Form 8-K.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release, dated November 23, 2021, announcing the additional 180 day extension and the Eighth Amendment is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing..

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, issued on November 23, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: November 23, 2021	By	/s/ John R. Beaver
Name: John R. Beaver
Title: President and Chief Executive Officer